UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

BLUE OWL CREDIT INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of September 1, 2023, Blue Owl Credit Income Corp. (f/k/a Owl Rock Core Income Corp.) (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of September 1, 2023 (number of shares finalized on September 26, 2023)	1,025,921	$9,633,400

Item 8.01.	Other Events.

Distribution

On August 21, 2023, the Company’s board of directors declared the monthly distributions payable on or before September 29, 2023, October 21, 2023 and November 30, 2023 to shareholders of records as of August 31, 2023, September 29, 2023, and October 31, 2023. The amount of each such monthly distribution was as follows:

Class of Common Shares	Gross Distribution	Shareholder Servicing Fee(1)	Net Distributions(1)
Class I	$0.0701	$0.0000	$0.0701
Class S	$0.0701	$0.0067	$0.0634
Class D	$0.0701	$0.0020	$0.0681

(1)	Based on July 31, 2023 net asset value.

On August 21, 2023, the Company’s board of directors declared the following special distributions payable on or before November 30, 2023 to shareholders of records as of October 31, 2023:

Class of Common Shares	Gross Distribution	Shareholder Servicing Fee	Net Distributions
Class I	$0.0327 (special distribution)	$0.0000	$0.0327
Class S	$0.0327 (special distribution)	$0.0000	$0.0327
Class D	$0.0327 (special distribution)	$0.0000	$0.0327

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $7.5 billion (the “ Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis of up $2.5 billion (the “Initial Offering” and together with the Current Offering, the “Offering”) in Shares. Additionally the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Common Shares	279,902,024	$2,602,576,961
Class D Common Shares	64,908,975	$599,824,089
Class I Common Shares	468,491,652	$4,320,995,684
Private Offering
Class I Common Shares	21,954,224	$201,900,146

Total Offering and Private Offering*	835,256,874	$7,725,296,881

*

Includes seed capital of $1,000 contributed by Blue Owl Credit Advisors LLC (f/k/a Owl Rock Capital Advisors LLC) (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser.

Recent Blue Owl Credit Transaction Highlights1

In August 2023, Blue Owl Capital Inc. (“Blue Owl”) closed on a $6.2 billion senior secured credit facility as the Administrative Agent supporting Harvest Partners’ refinancing of Integrity Marketing (“Integrity”). The transaction also included incremental capital. Blue Owl’s exposure to Integrity Marketing dates to August 2019 and we remain amongst the largest lenders to the company. Integrity is a wholesale insurance distribution platform, known as an insurance marketing organization (IMO), for health insurance, life insurance and annuities to the senior market (primarily, individuals ≥65 years-old).

1

The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, that are part of Blue Owl’s Credit platform. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.

September 1, 2023 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The September 1 public offering price for each of our share classes is approximately equal to such class’s NAV per share as of August 31, 2023, plus applicable maximum upfront sales load.

	Net Asset Value (per share)	Maximum Offering Price (per share)
Class S	$9.37	$9.70
Class D	$9.38	$9.52
Class I	$9.39	$9.39

The average debt-to-equity leverage ratio during the month-to-date period ended August 31, 2023 was 0.86x. The table below summarizes the company’s committed debt capacity and drawn amounts as of August 31, 2023.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$1,845,000	$534,382
SPV Asset Facility I	525,000	345,000
SPV Asset Facility II	1,800,000	1,718,000
SPV Asset Facility III	750,000	555,000
SPV Asset Facility IV	500,000	55,000
SPV Asset Facility V	300,000	150,000
SPV Asset Facility VI	750,000	20,000
CLO VIII	290,000	290,000
CLO XI	260,000	260,000
CLO XII	260,000	260,000
March 2025 Notes	500,000	500,000
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000
September 2027 Notes	600,000	600,000
June 2028 Notes	650,000	650,000

Total Debt	$9,880,000	$6,787,382

Of the Company’s committed debt capacity, $7.2 billion (72.7%) is in secured floating rate leverage and $2.7 billion (27.3%) is in unsecured fixed rate leverage. Of the Company’s $2.7 billion unsecured fixed rate leverage, $0.6 billion is hedged by centrally cleared interest rate swaps for which we receive fixed rate interest and pay variable rate interest.

Portfolio Update

As of August 31, 2023, we had debt investments in 247 portfolio companies with an aggregate par value of $12.8 billion. As of August 31, 2023, based on par value, our portfolio consisted of 80.4% first lien debt investments, 9.0% second lien debt investments, 1.7% unsecured debt investments, 4.7% preferred equity investments, 2.4% common equity investments, and 1.8% joint ventures. As of August 31, 2023, 98.8% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of August 31, 2023.

Industry	Par ($ in thousands)	% of Par
Healthcare providers and services	$1,766,995	13.8%
Internet software and services	1,629,723	12.8%
Insurance	1,337,367	10.5%
Business services	875,569	6.9%
Manufacturing	658,892	5.2%
Professional services	655,097	5.1%
Food and beverage	640,446	5.0%
Healthcare technology	541,525	4.3%
Healthcare equipment and services	491,856	3.9%
Containers and packaging	437,937	3.4%
Financial services	350,191	2.7%
Consumer products	348,643	2.7%
Specialty retail	336,307	2.6%
Distribution	333,193	2.6%
Advertising and media	311,781	2.4%
Household products	304,602	2.4%
Infrastructure and environmental services	293,476	2.3%
Buildings and real estate	275,171	2.2%
Chemicals	212,640	1.7%
Asset based lending and fund finance	170,082	1.3%
Leisure and entertainment	142,589	1.2%
Human resource support services	134,622	1.1%
T ransportation	132,318	1.0%
Education	110,245	0.9%
Automotive	105,107	0.8%
T elecommunications	69,912	0.5%
Aerospace and defense	58,554	0.5%
Internet software and services	28,709	0.2%
Energy equipment and services	5,991	-%

Total	$12,759,540	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: September 27, 2023	By:	/s/ Bryan Cole
	Name:	Bryan Cole
	Title:	Chief Operating Officer and Chief Financial Officer